UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 22, 2012

Wonder Auto Technology, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-50883	88-0495105
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

No. 16 Yulu Street

Taihe District, Jinzhou City, Liaoning Province

People’s Republic of China, 121013

(Address of Principal Executive Offices)

(86) 416-2661186

Registrant’s Telephone Number, Including Area Code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On August 22, 2012, Wonder Auto Technology, Inc. (the “Company”) received notification from the Division of Enforcement (the “Enforcement Staff”) of the U.S. Securities and Exchange Commission (the “Commission”) that the Enforcement Staff intends to recommend that the Commission institute a public administrative proceeding against the Company pursuant to Section 12(j) of the Securities Exchange Act of 1934 (the “Exchange Act”), to revoke the registration of the Company’s securities based on the Company’s substantial periodic reporting delinquencies. The notification follows the Wells Notice sent by the Enforcement Staff to the Company on June 13, 2012 and the Enforcement Staff’s review of the Company’s Wells Submission dated July 16, 2012 that requested that the Enforcement Staff not make an enforcement recommendation because the Company was working diligently to regain compliance with its reporting obligations under the Exchange Act.

On August 29, 2012, the Company informed the Enforcement Staff that it will consent to an order revoking its registration under the Exchange Act, subject to its review of the proposed order and the terms thereof. The Company informed the Enforcement Staff that its consent to the order “should not be construed to be an admission that the Company or any of its directors, officers or employees violated any law, rule or regulation, or that any action taken by the Commission would be justified.”

Once a “deregistration” order has been issued by the Commission, no member of a national securities exchange, broker, or dealer in the U.S. may make use of the mails or any means or instrumentality of interstate commerce to effect any transaction in, or to induce the purchase or sale of, the Company’s stock.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wonder Auto Technology, Inc.

Date: August 31, 2012

/s/ Aijun Jiang
Aijun Jiang, Chief Financial Officer

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